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                                       ADDENDUM
                                          TO

                              MORGAN STANLEY FUND, INC.

                            FUND ADMINISTRATION AGREEMENT


    This Addendum Agreement (the "Addendum") is made and entered into as of September 26, 1996 by and among MORGAN STANLEY ASSET MANAGEMENT INC., a Delaware Corporation ("MSAM"), THE CHASE MANHATTAN BANK, a New York corporation, (the "Administrator"). The Addendum amends and supplements the Fund Administration Agreement (the "Agreement"), dated as of November 17, 1992 by and between MSAM and the Administrator, as successor to United States Trust Company of New York.

    In consideration of the mutual covenants stated below and in the Agreement, MSAM and the Administrator agree as follows:

1. As used herein and in the Agreement, all capitalized terms herein have the meanings as set forth in the Agreement. The Agreement and the Addendum together constitute the entire agreement among the parties hereto and supercede all prior oral or written agreements between or among any of the parties hereto and their predecessors relating to the Investment Funds.

2. Section 10 of the Agreement is amended to specify that notices to the Administrator shall be delivered to:

         Chase Global Funds Services Company
         73 Tremont Street
         Boston, Massachusetts 02108
         ATTN:  James R. Rooney
         Fax:  617-557-8610

3. With respect to the Morgan Stanley Money Market Fund, Morgan Stanley Tax-Free Money Market Fund and Morgan Stanley Government Obligations Money Market Fund, Schedule A to the Agreement is replaced with Schedule A attached hereto.

4. Schedule B to the Agreement is replaced with the Schedule B attached hereto.
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5.  The Agreement as modified by the Addendum shall become effective when the
    Addendum is accepted and signed by the parties hereto.

6. The Addendum may be executed in one or more counterparts, each of which shall be deemed an original of the Addendum and when taken together shall constitute one and the same Addendum.

    IN WITNESS WHEREOF the parties hereto have caused the Addendum to be duly executed as of the date first written above.


ATTEST:                   MORGAN STANLEY ASSET MANAGEMENT INC.


/s/ Joseph C. Benedetti      By  /s/ Warren J. Olsen
-------------------------        ----------------------------
Name: Joseph C. Benedetti    Name:   Warren J. Olsen
                             Title:  Principal


ATTEST:                   THE CHASE MANHATTAN BANK


/s/ Karl Hartmann             By  /s/ Bernard Dagnall
-------------------------        ----------------------------
Name:  Karl Hartmann          Name: Bernard Dagnall
Title:  Senior                Title: President
        Vice President

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                                      SCHEDULE A
                                  FEES AND EXPENSES
                                       FOR THE
                           MORGAN STANLEY MONEY MARKET FUND
                      MORGAN STANLEY TAX-FREE MONEY MARKET FUND
                                         AND
               MORGAN STANLEY GOVERNMENT OBLIGATIONS MONEY MARKET FUND
                              (THE "MONEY MARKET FUNDS")

I.  FUND ACCOUNTING AND ADMINISTRATION FEES

    MSAM shall pay to the Administrator an annual fee for each of the Money Market Funds based on the following schedule:

         0.07 OF 1% ON THE FIRST $200 MILLION IN ASSETS, PLUS
         0.05 OF 1% ON THE NEXT $200 MILLION IN ASSETS, PLUS
         0.04 OF 1% ON THE NEXT $200 MILLION IN ASSETS, PLUS
         0.03 OF 1% ON ASSETS IN EXCESS OF $600 MILLION.


         The fees in the foregoing table shall be based on the average daily net assets of such Investment Funds. The fees will be computed and are payable monthly.

         Minimum Monthly Fee (exclusive of out-of-pocket expenses):
              $7,083 per month for each of the first two portfolios (provided that, for portfolios with assets under $40,000.00, the minimum monthly fee will be $6,250 per month); and $6,250 per month for each additional portfolio.


         Out-of-pocket expenses for such Investment Funds, including, but not limited to, the cost of security pricing services, including backup pricing services, the preparation of Fund Board materials, and mailings will be billed to MSAM on a monthly basis.


II. TRANSFER AGENCY AND SHAREHOLDER SERVICING FEES

    A. MSAM shall pay to the Administrator periodic and transaction fees based on the following schedule for each of the Money Market Funds:
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                            FEES AND EXPENSES (CONTINUED)


ACCOUNT FEE:

    Annual, semi-annual dividend  $10.00 per account per annum
    Quarterly dividend            $12.00 per account per annum
    Monthly dividend              $15.00 per account per annum
    Daily accrual dividend        $15.00 per account per annum
    Inactive account              $  .30 per account per annum

Fees are billed monthly based on 1/12th of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purges annually after year-end tax reporting. Accounts which are subject to a contingent deferred sales charge (CDSC) will have an additional 12.5% added to their appropriate account fee.


TRANSACTION CHARGES:

    New Account Set-up:           $5.00 per account
    Manual Transactions:          $1.50 per transaction
    Master/Omnibus Account:       $1.50 per purchase/redemption
    Wire order desk:              $6.00 per broker call to place transactions
    Account fee:                  $1.85 per account
    Checkwriting:                 $ .50 per check (returned to shareholder)
                                  $ .10 per check (not returned to shareholder)
    12b-1 Calculation             $ .25 per account per calculation
    Commission Cycle:             $ .25 per account per calculation (non
                                    Fund/Serv)


ADDITIONAL EXPENSES (OUT-OF-POCKET):

    a.  Toll-free lines (if required)
    b.  Forms, envelopes, checks, checkbooks
    c.  Postage, etc. (bulk, pre-sort, first class current prevailing rates)
    d.  Hardware/phone lines for remote terminal(s)(if required)
    e.  Microfiche/microfilm
    f.  Wire fee for receipt or disbursement - $7.50 per wire
    g.  ACH Transaction Charge: $.20 per item
    h.  Mailing fee:  Approximately $.08 per item, standard inserts $.015 each
    i.  Cost of proxy solicitation, mailing and tabulation
    j.  Certificate issuance fee: $2.00 per certificate
    k. NSCC Fund/SERV interface charges, Networking charges, and PNC facility and transaction charges (if applicable)
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                            FEES AND EXPENSES (CONTINUED)

    l.  Audio Response (if applicable)
    m.  Record retention storage
    n.  "B" notice mailing: $3.00 per item
    o. Locating lost shareholders in anticipation of escheating: $7.50 per name
    p.  Development/programming costs: negotiated time and material
    q. Consolidated statements: one annual statement included in pricing; additional production $.25 per page, per production
    r.  Sales tracking system interfaces - negotiated time and expenses
    s.  Fulfillment
    t.  Creation of User Tapes - $100 per occurrence
    u.  Labels - $.06 each; $100 minimum
    v.  Non-PFPC caused reruns - time and material cost
    w. Ad hoc reports: Standard $.01 per record processed - plus $100.00 set up fee
    x.  Retroactive Record dates $100.00 plus $.025 per account


ADDITIONAL EXPENSES (WHICH MAY BE PAID BY SHAREHOLDER):

    a.  IRA/Keogh Processing:     $10.00 per account per annum
                                    5.00 new account set-up fee
                                   10.00 per transfer in
                                   18.00 per transfer out

    b.  Exchange Fee:             $ 5.00

    c.  Checkwriting:
         Stop Payments:           $ 9.50 each
         Non-Sufficient Funds:     25.00 each
         Check Copies               2.50 each

    d.  Account Transcripts:      Most recent 3 years      $35.00
                                  Three years or greater    50.00
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                                      SCHEDULE B
                LISTING OF INVESTMENT FUNDS SUBJECT TO THIS AGREEMENT

INVESTMENT FUNDS FOR WHICH THE ADMINISTRATOR SERVES AS ADMINISTRATOR AND FUND ACCOUNTING AGENT AND AS SOLE TRANSFER AGENT:

1.  Morgan Stanley Global Fixed Income Fund

2.  Morgan Stanley Worldwide High Income Fund

3.  Morgan Stanley High Yield Fund

4.  Morgan Stanley Global Equity Allocation Fund

5.  Morgan Stanley Asian Growth Fund

6.  Morgan Stanley Emerging Markets Fund

7.  Morgan Stanley Latin American Fund

8.  Morgan Stanley International Magnum Fund

9.  Morgan Stanley Japanese Equity Fund

10. Morgan Stanley American Value Fund

11. Morgan Stanley Aggressive Equity Fund

12. Morgan Stanley U.S. Real Estate Fund

13. Morgan Stanley Growth and Income Fund

14. Morgan Stanley European Equity Fund
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INVESTMENT FUNDS FOR WHICH THE ADMINISTRATOR SERVES AS ADMINISTRATOR AND FUND
ACCOUNTING AGENT AND AS ONE OF THE TRANSFER AGENTS:

1.  Morgan Stanley Money Market Fund

2.  Morgan Stanley Tax-Free Money Market Fund

3.  Morgan Stanley Government Obligations Money Market Fund